UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

TYPHOON TOUCH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52130	20-3387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700-7th Ave, Suite 2100, PMB 134, Seattle Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		206-407-2538

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

Litigation Update

Typhoon has  expanded its action in the United States District Court for the Eastern District of Texas, Tyler Division, captioned Typhoon Touch Technologies, Inc. and Nova Mobility Systems, Inc. v. Dell, Inc., et al Civil Action No. 6:07cv546 (the "Litigation"),  to encompass additional defendants alleged to be selling infringing products, by adding Apple Inc. (NASDAQ: AAPL) and the following additional defendants via amended complaint: Fujitsu Computer Systems Corporation, Toshiba America Information Systems, Inc., Lenovo (United States) Inc., Panasonic Corporation of North America, HTC America, Inc., Palm, Inc. (NASDAQ: PALM), Samsung Electronics America, Inc., Nokia Inc. (NYSE: NOK), and LG Electronics USA, Inc.

Typhoon’s Complaint in the Litigation alleges the defendants have infringed and continue to infringe its U.S. Patent No. 5,379,057 ("the ‘057 patent") issued January 3, 1995 and entitled "Portable Computer with Touch Screen and Computer System Employing Same," and U.S. Patent No. 5,675,362 ("the ‘362 patent") issued October 7, 1997 and entitled "Portable Computer with Touch Screen and Computing System Employing Same," through various actions including the manufacturing, selling, offering for sale, and/or importing a variety of portable computer products, including but not limited to tablet PCs, slate PCs, handheld PCs, personal digital assistants (PDAs), ultra mobile PCs (UMPCs), smart phones, and/or other products covered by the patents-in-suit.

The information in this current report on Form 8-K and exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Item 8.02 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated June 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

/s/ James G. Shepard

_________________________________
James G. Shepard
President, Chief Executive Officer and Director
and a Member of the Board of Directors

Dated: June24, 2008